Exhibit 99.1
FOR IMMEDIATE RELEASE

For press inquiries:	For investor inquiries:
Katie Brazel, FleishmanHillard	John Mills, ICR
for Alimera Sciences	for Alimera Sciences
404-739-0150	310-954-1105
Katie.Brazel@fleishman.com	John.Mills@ICRINC.com

ALIMERA SCIENCES ANNOUNCES $37.5 MILLION PRIVATE PLACEMENT

ATLANTA, January 28, 2014 – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that it has obtained commitments from certain non-affiliated institutional investors to purchase approximately $37.5 million of its common stock in a private placement. Proceeds from the private placement are expected to be used for general corporate and working capital purposes.

“This financing will provide us with working capital to support our continued commercialization of ILUVIEN® in Europe and the ongoing pursuit of FDA approval in the United States,” said Dan Myers, president and chief executive officer of Alimera.
Alimera has entered into a securities purchase agreement with the investors pursuant to which Alimera will sell an aggregate of 6,250,000 shares of its common stock at a purchase price of $6.00 per share. The private placement is subject to customary closing conditions and is expected to close during the week of January 27, 2014.

Cowen and Company, LLC served as sole placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Alimera nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The common stock offered in the private placement has not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (SEC) or through an applicable exemption from SEC registration requirements. The shares of common stock were offered only to accredited investors. Alimera has agreed to file a registration statement with the

SEC covering the common stock purchased by the investors. Any offering of Alimera’s securities under the resale registration statement will be made only by means of a prospectus.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals.

Forward Looking Statements

This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the anticipated closing of, and proposed use of proceeds from, the private placement, Alimera’s commercial plans for ILUVIEN in Europe and the regulatory status of ILUVIEN in the United States. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include risks related to the satisfaction of the conditions to, and the timing of, the closing of the private placement, Alimera’s need for additional capital in the future, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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